EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Scottsdale Funds
File Number: 811-7803
Registrant CIK Number: 0001021882


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 2 SEC Identifier S000026859 Short-Term Government Bond Index Fund
Class 1 SEC Identifier C000080841
Class 2 SEC Identifier C000080842
Class 3 SEC Identifier C000080843


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $25
2. Dividends for a second class of open-end company shares                                                         $6
3. Dividends for a third class of open-end company shares                                                          $252

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.100
        2. Dividends from a second class of open-end company shares                                                 $.018
        3. Dividends from a third class of open-end company shares                                                  $.349

Item 74

U)      1. Number of shares outstanding                                                                             276
        2. Number of shares outstanding for a second class of shares of open-end company shares                     314
        3. Number of shares outstanding for a third class of shares of open-end company shares                    1,300

V)      1. Net asset value per share (to the nearest cent)                                                          20.25
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                25.45
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 60.70


Series 3 SEC Identifier S000026860 Intermediate-Term Government Bond Index Fund
Class 1 SEC Identifier C000080844
Class 2 SEC Identifier C000080845
Class 3 SEC Identifier C000080846


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $6
2. Dividends for a second class of open-end company shares                                                         $537
3. Dividends for a third class of open-end company shares                                                          $339

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.038
        2. Dividends from a second class of open-end company shares                                                 $.273
        3. Dividends from a third class of open-end company shares                                                  $.960

Item 74

U)      1. Number of shares outstanding                                                                             158
        2. Number of shares outstanding for a second class of shares of open-end company shares                   2,751
        3. Number of shares outstanding for a third class of shares of open-end company shares                      600

V)      1. Net asset value per share (to the nearest cent)                                                          21.49
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                26.65
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 63.58


Series 4 SEC Identifier S000026861 Long-Term Government Bond Index Fund
Class 1 SEC Identifier C000080847
Class 2 SEC Identifier C000080848
Class 3 SEC Identifier C000080849


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $19
2. Dividends for a second class of open-end company shares                                                         $11
3. Dividends for a third class of open-end company shares                                                          $554

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $ .358
        2. Dividends from a second class of open-end company shares                                                 $ .069
        3. Dividends from a third class of open-end company shares                                                  $1.689

Item 74

U)      1. Number of shares outstanding                                                                              53
        2. Number of shares outstanding for a second class of shares of open-end company shares                     308
        3. Number of shares outstanding for a third class of shares of open-end company shares                    1,150

V)      1. Net asset value per share (to the nearest cent)                                                          22.75
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                28.87
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 67.61


Series 6 SEC Identifier S000026863 Intermediate-Term Corporate Bond Index Fund
Class 1 SEC Identifier C000080853
Class 2 SEC Identifier C000080854
Class 3 SEC Identifier C000080855


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $54
2. Dividends for a second class of open-end company shares                                                         $300
3. Dividends for a third class of open-end company shares                                                          $4,930

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.456
        2. Dividends from a second class of open-end company shares                                                 $.853
        3. Dividends from a third class of open-end company shares                                                  $2.527

Item 74

U)      1. Number of shares outstanding                                                                             104
        2. Number of shares outstanding for a second class of shares of open-end company shares                     450
        3. Number of shares outstanding for a third class of shares of open-end company shares                      3,400

V)      1. Net asset value per share (to the nearest cent)                                                          21.76
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                26.90
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 80.67


Series 7 SEC Identifier S000026864 Long-Term Corporate Bond Index Fund
Class 1 SEC Identifier C000080856
Class 2 SEC Identifier C000080857
Class 3 SEC Identifier C000080858


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $103
2. Dividends for a second class of open-end company shares                                                         $252
3. Dividends for a third class of open-end company shares                                                          $1,711

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.736
        2. Dividends from a second class of open-end company shares                                                 $1.088
        3. Dividends from a third class of open-end company shares                                                  $3.232

Item 74

U)      1. Number of shares outstanding                                                                             159
        2. Number of shares outstanding for a second class of shares of open-end company shares                     257
        3. Number of shares outstanding for a third class of shares of open-end company shares                      800

V)      1. Net asset value per share (to the nearest cent)                                                          22.00
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                27.32
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 81.96


Series 8 SEC Identifier S000026865 Mortgage-Backed Securities Index Fund
Class 1 SEc Identifier C000080859
Class 2 SEC Identifier C000080860
Class 3 SEC Identifier C000080861


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $97
2. Dividends for a second class of open-end company shares                                                          $41
3. Dividends for a third class of open-end company shares                                                           $592

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.339
        2. Dividends from a second class of open-end company shares                                                 $.051
        3. Dividends from a third class of open-end company shares                                                  $.844


Item 74

U)      1. Number of shares outstanding                                                                             297
        2. Number of shares outstanding for a second class of shares of open-end company shares                     0
        3. Number of shares outstanding for a third class of shares of open-end company shares                      601


V)      1. Net asset value per share (to the nearest cent)                                                          20.52
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                26.07
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 51.31




